Exhibit 99.1

California BanCorp Reports Financial Results for the Fourth Quarter and Twelve Months Ended December 31, 2023

Oakland, CA – January 30, 2024 – California BanCorp (NASDAQ: CALB) (the “Company”), whose subsidiary is California Bank of Commerce, announced today its financial results for the fourth quarter and twelve months ended December 31, 2023.

The Company reported net income of $5.3 million for the fourth quarter of 2023, compared to $5.4 million for the third quarter of 2023 and $7.7 million for the fourth quarter of 2022. For the twelve months ended December 31, 2023, net income was $21.6 million, representing an increase of $525,000, or 2%, compared to $21.1 million for the same period in 2022.

Diluted earnings per share were $0.63 for the fourth quarter of 2023, compared to $0.64 for the third quarter of 2023 and $0.91 for the fourth quarter of 2022. For the twelve months ended December 31, 2023, diluted earnings per share were $2.56, compared to $2.51 for the same period in 2022.

“Despite a challenging year for the banking industry, we generated a record level of earnings in 2023, which reflects the strength of the franchise we have built and our ability to perform well in a variety of economic conditions,” said Steven Shelton, Chief Executive Officer of California BanCorp. “While maintaining our conservative approach to new loan production and prudent balance sheet management, we continued to deliver strong financial performance in the fourth quarter with our return on assets remaining above 1%. As expected, our balance sheet remained relatively flat with the prior quarter, although we continue to have success in adding new full banking relationships that provide operating deposit accounts that have helped to offset seasonal outflows from existing clients and high-quality commercial lending opportunities that have offset the level of payoffs that we are seeing in the portfolio.

“Given the strength of our balance sheet, with a high level of capital, liquidity, and reserves, along with a conservatively underwritten loan portfolio, we believe we are well positioned to continue delivering strong financial performance in 2024 even if the macroeconomic environment remains challenging. As the banking industry has stabilized, we are seeing more businesses looking to move their deposit relationships from the larger banks to a smaller commercial bank that provides a higher level of responsiveness and service. This is creating opportunities for us to add attractive new client relationships given the strong balance sheet, robust treasury management solutions, and superior level of service that we can provide. We have a strong deposit pipeline that we believe should result in continued growth in our client roster during 2024, further improvement in our level of profitability in the years ahead, and an increase in the value of our franchise,” said Mr. Shelton.

Financial Highlights:

Profitability - three months ended December 31, 2023 compared to September 30, 2023

•	Net income of $5.3 million and $0.63 per diluted share, compared to $5.4 million and $0.64 per diluted share, respectively.

•	Revenue was $19.9 million for both the fourth and third quarters of 2023.

•	Net interest income was $18.6 million for both the fourth and third quarters of 2023.

•	Provision for credit losses of $181,000 decreased $133,000, or 42%, from $314,000 for the third quarter of 2023.

•	Non-interest income was $1.3 million for both the fourth and third quarters of 2023.

•	Non-interest expense, excluding capitalized loan origination costs, of $13.0 million increased $523,000, or 4%, compared to $12.5 million for the third quarter of 2023.

Profitability - twelve months ended December 31, 2023 compared to December 31, 2022

•	Net income of $21.6 million and $2.56 per diluted share, compared to $21.1 million and $2.51 per diluted share, respectively.

•	Revenue of $79.4 million increased $1.1 million, or 1%, compared to $78.3 million in the prior year.

•	Net interest income of $74.6 million increased $3.6 million, or 5%, compared to $71.0 million for the same period in the prior year.

•	Provision for credit losses of $1.3 million decreased $2.5 million, or 66%, from $3.8 million for the twelve months ended December 31, 2022.

•	Non-interest income of $4.9 million decreased $2.5 million, or 34%, from $7.4 million for the same period in the prior year.

•	Non-interest expense, excluding capitalized loan origination costs, of $50.4 million decreased $1.6 million, or 3%, compared to $48.8 million for the twelve months ended December 31, 2022.

Financial Position – December 31, 2023 compared to September 30, 2023

•	Total assets increased by $2.0 million, or 0%, to $1.99 billion.

•	Total gross loans decreased by $13.6 million, or 1%, to $1.56 billion; average total gross loans increased by $20.3 million to $1.57 billion.

•	Total deposits decreased by $81.8 million, or 5%, to $1.63 billion; average total deposits decreased by $18.8 million to $1.70 billion.

•	Other borrowings were $75.0 million at December 31, 2023 compared to no balances outstanding at September 30, 2023.

•	Capital ratios remain healthy with a tier I leverage ratio of 9.61%, tier I capital ratio of 9.53% and total risk-based capital ratio of 13.16%.

•	Book value per share of $23.38 increased by $0.74, or 3%.

•	Tangible book value per share of $22.50 increased by $0.74, or 3%.

Net Interest Income and Margin:

Net interest income for the quarters ended December 31, 2023 and September 30, 2023 was $18.6 million, compared to $21.9 million for the three months ended December 31, 2022. Net interest income for the twelve months ended December 31, 2023 was $74.6 million, an increase of $3.6 million, or 5% over $71.0 million for the twelve months ended December 31, 2022. The decrease in net interest income for the quarters ended December 31, 2023 and September 30, 2023 compared to the fourth quarter of 2022 was primarily due to an increase in the cost of interest-bearing deposits. The increase in net interest income for the year ended December 31, 2023 compared to the year ended December 31, 2022 was primarily attributable to an increase in interest income as the result of a more favorable mix of earning assets combined with higher yields on those assets.

The Company’s net interest margin for the fourth quarter of 2023 was 3.88%, compared to 3.86% for the third quarter of 2023 and 4.32% for the same period in 2022. The decrease in margin from the same period last year was primarily the result of an increase in the cost of deposits, partially offset by a more favorable mix of earning assets with higher yields.

The Company’s net interest margin for the twelve months ended December 31, 2023 was 3.92% compared to 3.79% for the same period in 2022. The increase in margin compared to prior year was primarily due to loan growth and increased yields on earnings assets, partially offset by an increase in the cost of deposits and other borrowings.

Non-Interest Income:

The Company’s non-interest income for the quarters ended December 31, 2023, September 30, 2023, and December 31, 2022 was $1.3 million, $1.3 million and $2.0 million, respectively. For the twelve months ended December 31, 2023, non-interest income of $4.9 million compared to $7.4 million for the same period of 2022. The decrease in non-interest income from prior year was the result of a decrease in service charges and loan related fees combined with a $1.4 million gain recognized in the first quarter of 2022 on the sale of a portion of our solar loan portfolio.

Net interest income and non-interest income comprised total revenue of $19.9 million, $19.9 million, and $23.8 million for the quarters ended December 31, 2023, September 30, 2023, and December 31, 2022, respectively. Total revenue for the twelve months ended December 31, 2023 and 2022 was $79.4 million and $78.3 million, respectively.

Non-Interest Expense:

The Company’s non-interest expense for the quarters ended December 31, 2023, September 30, 2023, and December 31, 2022 was $12.2 million, $11.9 million, and $11.7 million, respectively. The increase in non-interest expense from the third quarter of 2023 and fourth quarter of 2022 was primarily due to an increase in salaries and benefits combined with an increase in premises and equipment, partially offset by a decrease in data processing expense. Excluding capitalized loan origination costs, non-interest expense for the fourth quarter of 2023, the third quarter of 2023 and the fourth quarter of 2022 was $13.0 million, $12.5 million, and $12.7 million, respectively.

Non-interest expense of $47.5 million for the twelve months ended December 31, 2023 increased by $2.8 million, or 6%, compared to $44.7 million for the same period of 2022. Excluding capitalized loan origination costs, non-interest expense was $50.4 million for the twelve months ended December 31, 2023 and $48.8 million for the same period in 2022 which reflects investment in infrastructure to support the growth of the Company.

The Company’s efficiency ratio, the ratio of non-interest expense to revenues, was 61.36%, 59.64%, and 49.17% for the quarters ended December 31, 2023, September 30, 2023, and December 31, 2022, respectively. For the twelve months ended December 31, 2023 and 2022, the Company’s efficiency ratio was 59.82% and 57.01%, respectively.

Balance Sheet:

Total assets of $1.99 billion as of December 31, 2023, represented an increase of $2.0 million, or 0%, compared to $1.98 billion at September 30, 2023 and a decrease of $56.3 million, or 3%, compared to $2.04 billion at December 31, 2022. Compared to the same period in the prior year, total assets decreased primarily due to conservative new loan production during 2023 and decreased liquidity as a result of a reduction in total deposits, partially offset by an increase in short-term borrowings.

Total gross loans decreased by $13.6 million, or 1%, to $1.56 billion at December 31, 2023, from $1.57 billion at September 30, 2023 and decreased by $33.9 million, or 2%, compared to $1.59 billion at December 31, 2022. During the fourth quarter of 2023, the reduction in gross loans was primarily the result of commercial loans decreasing by $16.6 million, or 1%, partially offset by an increase in construction and land loans of $4.2 million, or 10%. Compared to the same period in the prior year, the reduction in gross loans was primarily the result of construction and land loans decreasing by $19.5 million, or 31%, due to the completion of a large construction project.

Total deposits decreased by $81.8 million, or 5%, to $1.63 billion at December 31, 2023 from $1.71 billion at September 30, 2023, and decreased by $166.5 million, or 9%, from $1.79 billion at December 31, 2022. The decrease in total deposits from the end of the third quarter of 2023 was primarily due to a decrease in demand deposits of $31.2 million, or 4%, a decrease in money market and savings accounts of $41.1 million, of 6%, and a decrease in time deposits of $9.5 million, or 3%. Noninterest-bearing deposits, primarily commercial business operating accounts, represented 40.4% of total deposits at December 31, 2023, compared to 40.2% at September 30, 2023 and 45.3% at December 31, 2022.

At December 31, 2023, the Company had $75.0 million in outstanding borrowings, excluding junior subordinated debt securities, compared to no outstanding borrowings at September 30, 2023 and December 31, 2022.

Asset Quality:

The provision for credit losses on loans decreased to $87,000 for the fourth quarter of 2023 compared to $121,000 for the third quarter of 2023, and $1.1 million for the fourth quarter of 2022. The Company had loan recoveries of $20,000 during the fourth quarter of 2023, loan charge-offs of $156,000 and recoveries of $234,000 during the third quarter of 2023, and loan charge-offs of $650,000 and no recoveries during the fourth quarter of 2022.

Non-performing assets (“NPAs”) to total assets were 0.19% at December 31, 2023, 0.06% at September 30, 2023 and 0.06% at December 31, 2022, with non-performing loans of $3.8 million, $1.2 million and $1.3 million, respectively, on those dates. The increase in non-performing loans during the fourth quarter of 2023 was due to one loan relationship within our commercial portfolio. The borrower is currently in the process of liquidating its assets and the Company does not anticipate a loss associated with this loan as of December 31, 2023.

The allowance for credit losses on loans increased by $107,000 to $16.0 million, or 1.03% of total loans, at December 31, 2023, compared to $15.9 million, or 1.01% of total loans, at September 30, 2023 and $17.0 million, or 1.07% of total loans, at December 31, 2022. On January 1, 2023, the Company adopted the new current expected credit losses (CECL) standard. The Company’s allowance for credit losses on loans was 0.95% upon adoption on January 1, 2023 compared to 1.07% at December 31, 2022.

The allowance for credit losses on unfunded loan commitments increased by $120,000 to $2.2 million, or 0.32% of total unfunded loan commitments, at December 31, 2023, compared to $2.1 million, or 0.32% of total unfunded loan commitments, at September 30, 2023 and $430,000, or 0.07% of total unfunded loan commitments at December 31, 2022. The Company’s allowance for credit losses on unfunded loan commitments was 0.28% upon the adoption of CECL on January 1, 2023 compared to 0.07% at December 31, 2022.

Capital Adequacy:

At December 31, 2023, shareholders’ equity totaled $196.5 million compared to $190.1 million at September 30, 2023 and $172.3 million one year ago. As a result, the Company’s total risk-based capital ratio, tier I capital ratio and tier I leverage ratio of 13.16%, 9.53%, and 9.61%, respectively, were all above the regulatory standards for “well-capitalized” institutions of 10.00%, 8.00% and 5.00% respectively.

“With our strong financial performance and prudent balance sheet management, we continued to increase our capital ratios and tangible book value per share, and during 2023, our tangible book value per share increased 14%,” said Thomas A. Sa, President, Chief Financial Officer and Chief Operating Officer of California BanCorp. “With our high level of capital, we are well positioned to continue growing our franchise and creating long-term value for shareholders.”

About California BanCorp:

California BanCorp, the parent company for California Bank of Commerce, offers a broad range of commercial banking services to closely held businesses and professionals located throughout Northern California. The Company’s common stock trades on the Nasdaq Global Select marketplace under the symbol CALB. For more information on California BanCorp, please visit our website at www.californiabankofcommerce.com.

Contacts:

Steven E. Shelton, (510) 457-3751

Chief Executive Officer

seshelton@bankcbc.com

Thomas A. Sa, (510) 457-3775

President, Chief Financial Officer and Chief Operating Officer

tsa@bankcbc.com

Use of Non-GAAP Financial Information:

This press release contains both financial measures based on GAAP and non-GAAP. Non-GAAP financial measures are used where management believes them to be helpful in understanding the Company’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure can be found in this press release, and a reconciliation to the comparable GAAP financial measure is provided on the final page of this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Forward-Looking Statements:

Statements in this news release regarding expectations and beliefs about future financial performance and financial condition, as well as trends in the Company’s business and markets are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” “outlook,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” The forward-looking statements in this news release are based on current information and on assumptions that the Company makes about future events and circumstances that are subject to a number of risks and uncertainties that are often difficult to predict and beyond the Company’s control. As a result of those risks and uncertainties, the Company’s actual future performance or financial results could differ, possibly materially, from those expressed in or implied by the forward-looking statements contained in this news release and could cause the Company to make changes to future plans. Those risks and uncertainties include, but are not limited to, the risk of incurring loan losses, which is an inherent risk of the banking business; the risk that the Company will not be able to continue its internal growth rate; the risk that the United States economy will experience slowed growth or recession or will be adversely affected by domestic or international economic conditions and risks associated with the Federal Reserve Board taking actions with respect to interest rates, any of which could adversely affect, among other things, the values of real estate collateral supporting many of the Company’s loans, interest income and interest rate margins and, therefore, the Company’s future operating results; the impacts of the failure of other depository institutions on investor and depositor sentiments and preferences; the Company’s ability to manage its liquidity; risks associated with changes in income tax laws and regulations; and risks associated with seeking new client relationships and maintaining existing client relationships. Readers of this news release are encouraged to review the additional information regarding these and other risks and uncertainties to which our business is subject that are contained in our Annual Report on Form 10-K for the year ended December 31, 2022 which is on file with the Securities and Exchange Commission (the “SEC”). Additional information will be set forth in our Annual Report on Form 10-K for the year ended December 31, 2023, which we expect to file with the SEC during the first quarter of 2024, and readers of this release are urged to review the additional information that will be contained in that report.

Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this news release, which speak only as of today’s date, or to make predictions based solely on historical financial performance. The Company disclaims any obligation to update forward-looking statements contained in this news release, whether as a result of new information, future events or otherwise, except as may be required by law.

FINANCIAL TABLES FOLLOW

CALIFORNIA BANCORP AND SUBSIDIARY

SELECTED FINANCIAL INFORMATION (UNAUDITED)—PROFITABILITY

(Dollars in Thousands, Except Per Share Data)

			Change			Change
QUARTERLY HIGHLIGHTS:	Q4 2023	Q3 2023	$	%	Q4 2022	$	%
Interest income	$28,405	$28,094	$311	1%	$27,480	$925	3%
Interest expense	9,831	9,516	315	3%	5,620	4,211	75%

Net interest income	18,574	18,578	(4)	0%	21,860	(3,286)	-15%
Provision for credit losses	181	314	(133)	-42%	1,100	(919)	-84%

Net interest income after provision for credit losses	18,393	18,264	129	1%	20,760	(2,367)	-11%
Non-interest income	1,339	1,294	45	3%	1,962	(623)	-32%
Non-interest expense	12,218	11,851	367	3%	11,713	505	4%

Income before income taxes	7,514	7,707	(193)	-3%	11,009	(3,495)	-32%
Income tax expense	2,173	2,306	(133)	-6%	3,340	(1,167)	-35%

Net income	$5,341	$5,401	$(60)	-1%	$7,669	$(2,328)	-30%

Diluted earnings per share	$0.63	$0.64	$(0.01)	-2%	$0.91	$(0.28)	-31%

Net interest margin	3.88%	3.86%	+2 Basis Points		4.32%	-44 Basis Points
Efficiency ratio	61.36%	59.64%	+172 Basis Points		49.17%	+1219 Basis Points

			Change
YEAR-TO-DATE HIGHLIGHTS:	2023	2022	$	%
Interest income	$109,210	$82,278	$26,932	33%
Interest expense	34,655	11,306	23,349	207%

Net interest income	74,555	70,972	3,583	5%
Provision for credit losses	1,297	3,775	(2,478)	-66%

Net interest income after provision for credit losses	73,258	67,197	6,061	9%
Non-interest income	4,875	7,374	(2,499)	-34%
Non-interest expense	47,515	44,665	2,850	6%

Income before income taxes	30,618	29,906	712	2%
Income tax expense	8,985	8,798	187	2%

Net income	$21,633	$21,108	$525	2%

Diluted earnings per share	$2.56	$2.51	$0.05	2%

Net interest margin	3.92%	3.79%	+13 Basis Points
Efficiency ratio	59.82%	57.01%	+281 Basis Points

CALIFORNIA BANCORP AND SUBSIDIARY

SELECTED FINANCIAL INFORMATION (UNAUDITED)—FINANCIAL POSITION

(Dollars in Thousands, Except Per Share Data)

			Change			Change
PERIOD-END HIGHLIGHTS:	Q4 2023	Q3 2023	$	%	Q4 2022	$	%
Total assets	$1,985,905	$1,983,917	$1,988	0%	$2,042,215	$(56,310)	-3%
Gross loans	1,559,533	1,573,115	(13,582)	-1%	1,593,421	(33,888)	-2%
Deposits	1,625,244	1,707,081	(81,837)	-5%	1,791,740	(166,496)	-9%
Tangible equity	189,029	182,673	6,356	3%	164,782	24,247	15%
Tangible book value per share	$22.50	$21.76	$0.74	3%	$19.78	$2.72	14%
Tangible equity / tangible assets	9.55%	9.24%	+31 Basis Points		8.10%	+145 Basis Points
Gross loans / total deposits	95.96%	92.15%	+381 Basis Points		88.93%	+703 Basis Points
Noninterest-bearing deposits / total deposits	40.44%	40.23%	+21 Basis Points		45.30%	-486 Basis Points

QUARTERLY AVERAGE			Change			Change
HIGHLIGHTS:	Q4 2023	Q3 2023	$	%	Q4 2022	$	%
Total assets	$1,984,337	$1,993,147	$(8,810)	0%	$2,088,206	$(103,869)	-5%
Total earning assets	1,896,954	1,910,755	(13,801)	-1%	2,007,243	(110,289)	-5%
Gross loans	1,571,994	1,551,708	20,286	1%	1,621,322	(49,328)	-3%
Deposits	1,700,625	1,719,416	(18,791)	-1%	1,785,693	(85,068)	-5%
Tangible equity	187,399	181,384	6,015	3%	161,919	25,480	16%
Tangible equity / tangible assets	9.48%	9.13%	+35 Basis Points		7.78%	+170 Basis Points
Gross loans / total deposits	92.44%	90.25%	+219 Basis Points		90.80%	+164 Basis Points
Noninterest-bearing deposits / total deposits	41.46%	41.59%	-13 Basis Points		44.47%	-301 Basis Points

YEAR-TO-DATE AVERAGE			Change
HIGHLIGHTS:	Q4 2023	Q4 2022	$	%
Total assets	$1,983,964	$1,953,168	$30,796	2%
Total earning assets	1,900,678	1,871,813	28,865	2%
Gross loans	1,570,810	1,495,981	74,829	5%
Deposits	1,701,046	1,649,512	51,534	3%
Tangible equity	178,562	153,443	25,119	16%
Tangible equity / tangible assets	9.03%	7.89%	+114 Basis Points
Gross loans / total deposits	92.34%	90.69%	+165 Basis Points
Noninterest-bearing deposits / total deposits	42.14%	45.61%	-347 Basis Points

CALIFORNIA BANCORP AND SUBSIDIARY

SELECTED INTERIM FINANCIAL INFORMATION (UNAUDITED) - ASSET QUALITY

(Dollars in Thousands)

ALLOWANCE FOR CREDIT LOSSES (LOANS):	12/31/23	09/30/23	06/30/23	03/31/23	12/31/22
Balance, beginning of period	$15,921	$15,722	$15,382	$17,005	$16,555
CECL adjustment	—	—	—	(1,840)	—
Provision for credit losses, quarterly	87	121	340	464	1,100
Charge-offs, quarterly	—	(156)	—	(247)	(650)
Recoveries, quarterly	20	234	—	—	—

Balance, end of period	$16,028	$15,921	$15,722	$15,382	$17,005

NONPERFORMING ASSETS:	12/31/23	09/30/23	06/30/23	03/31/23	12/31/22
Loans accounted for on a non-accrual basis	$3,781	$1,236	$181	$222	$1,250
Loans with principal or interest contractually past due 90 days or more and still accruing interest	—	—	—	—	—

Nonperforming loans	$3,781	$1,236	$181	$222	$1,250
Other real estate owned	—	—	—	—	—

Nonperforming assets	$3,781	$1,236	$181	$222	$1,250

Nonperforming loans by asset type:
Commercial	$3,728	$1,183	$—	$—	$1,028
Real estate other	—	—	—	—	—
Real estate construction and land	—	—	—	—	—
SBA	53	53	181	222	222
Other	—	—	—	—	—

Nonperforming loans	$3,781	$1,236	$181	$222	$1,250

ASSET QUALITY:	12/31/23	09/30/23	06/30/23	03/31/23	12/31/22
Allowance for credit losses (loans) / gross loans	1.03%	1.01%	0.99%	0.95%	1.07%
Allowance for credit losses (loans) / nonperforming loans	423.91%	1288.11%	8686.19%	6928.83%	1360.40%
Nonperforming assets / total assets	0.19%	0.06%	0.01%	0.01%	0.06%
Nonperforming loans / gross loans	0.24%	0.08%	0.01%	0.01%	0.08%
Net quarterly charge-offs / gross loans	0.00%	0.00%	0.00%	0.02%	0.04%

CALIFORNIA BANCORP AND SUBSIDIARY

INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Dollars in Thousands, Except Per Share Data)

	Three months ended			Twelve months ended
	12/31/23	09/30/23	12/31/22	12/31/23	12/31/22
INTEREST INCOME
Loans	$24,523	$23,804	$23,972	$94,275	$74,240
Federal funds sold	2,386	2,814	2,236	9,198	3,519
Investment securities	1,496	1,476	1,272	5,737	4,519

Total interest income	28,405	28,094	27,480	109,210	82,278

INTEREST EXPENSE
Deposits	9,234	8,961	4,536	31,710	7,810
Other	597	555	1,084	2,945	3,496

Total interest expense	9,831	9,516	5,620	34,655	11,306

Net interest income	18,574	18,578	21,860	74,555	70,972
Provision for credit losses	181	314	1,100	1,297	3,775

Net interest income after provision for credit losses	18,393	18,264	20,760	73,258	67,197

NON-INTEREST INCOME
Service charges and other fees	1,055	1,003	1,653	3,788	4,913
Gain on sale of loans	—	—	—	—	1,393
Other non-interest income	284	291	309	1,087	1,068

Total non-interest income	1,339	1,294	1,962	4,875	7,374

NON-INTEREST EXPENSE
Salaries and benefits	8,449	8,238	7,443	32,394	29,097
Premises and equipment	1,554	1,155	1,249	5,057	5,093
Other	2,215	2,458	3,021	10,064	10,475

Total non-interest expense	12,218	11,851	11,713	47,515	44,665

Income before income taxes	7,514	7,707	11,009	30,618	29,906
Income taxes	2,173	2,306	3,340	8,985	8,798

NET INCOME	$5,341	$5,401	$7,669	$21,633	$21,108

EARNINGS PER SHARE
Basic earnings per share	$0.64	$0.64	$0.92	$2.58	$2.54

Diluted earnings per share	$0.63	$0.64	$0.91	$2.56	$2.51

Average common shares outstanding	8,398,497	8,390,138	8,330,145	8,374,614	8,306,282

Average common and equivalent shares outstanding	8,525,420	8,455,917	8,463,738	8,453,423	8,404,317

PERFORMANCE MEASURES
Return on average assets	1.07%	1.08%	1.46%	1.09%	1.08%
Return on average equity	10.88%	11.35%	17.96%	11.63%	13.12%
Return on average tangible equity	11.31%	11.81%	18.79%	12.12%	13.76%
Efficiency ratio	61.36%	59.64%	49.17%	59.82%	57.01%

CALIFORNIA BANCORP AND SUBSIDIARY

INTERIM CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(Dollars in Thousands)

	12/31/23	09/30/23	06/30/23	03/31/23	12/31/22
ASSETS
Cash and due from banks	$27,520	$17,128	$19,763	$15,121	$16,686
Federal funds sold	184,834	181,854	187,904	198,804	215,696
Investment securities	145,401	149,244	151,129	153,769	155,878
Loans:
Commercial	626,615	633,902	622,270	656,519	634,535
Real estate other	849,306	858,611	856,344	853,431	848,241
Real estate construction and land	44,186	40,003	60,595	63,928	63,730
SBA	4,032	4,415	4,936	5,610	7,220
Other	35,394	36,184	39,486	37,775	39,695

Loans, gross	1,559,533	1,573,115	1,583,631	1,617,263	1,593,421
Unamortized net deferred loan costs (fees)	1,107	1,312	1,637	1,765	2,040
Allowance for credit losses	(16,028)	(15,921)	(15,722)	(15,382)	(17,005)

Loans, net	1,544,612	1,558,506	1,569,546	1,603,646	1,578,456
Premises and equipment, net	2,207	2,432	2,625	2,848	3,072
Bank owned life insurance	25,878	25,697	25,519	25,334	25,127
Goodwill and core deposit intangible	7,432	7,442	7,452	7,462	7,472
Accrued interest receivable and other assets	48,021	41,614	41,708	43,790	39,828

Total assets	$1,985,905	$1,983,917	$2,005,646	$2,050,774	$2,042,215

LIABILITIES
Deposits:
Demand noninterest-bearing	$657,302	$686,723	$742,160	$740,650	$811,671
Demand interest-bearing	26,715	28,533	29,324	30,798	37,815
Money market and savings	631,015	672,119	633,620	616,864	671,016
Time	310,212	319,706	333,192	329,298	271,238

Total deposits	1,625,244	1,707,081	1,738,296	1,717,610	1,791,740

Junior subordinated debt securities	54,291	54,256	54,221	54,186	54,152
Other borrowings	75,000	—	—	75,000	—
Accrued interest payable and other liabilities	34,909	32,465	28,894	25,417	24,069

Total liabilities	1,789,444	1,793,802	1,821,411	1,872,213	1,869,961

SHAREHOLDERS’ EQUITY
Common stock	113,227	112,656	112,167	111,609	111,257
Retained earnings	84,165	78,824	73,423	68,082	62,297
Accumulated other comprehensive loss	(931)	(1,365)	(1,355)	(1,130)	(1,300)

Total shareholders’ equity	196,461	190,115	184,235	178,561	172,254

Total liabilities and shareholders’ equity	$1,985,905	$1,983,917	$2,005,646	$2,050,774	$2,042,215

CAPITAL ADEQUACY
Tier I leverage ratio	9.61%	9.27%	9.01%	8.76%	7.98%
Tier I risk-based capital ratio	9.53%	9.34%	9.07%	8.54%	8.23%
Total risk-based capital ratio	13.16%	13.00%	12.73%	12.08%	11.77%
Total equity/ total assets	9.89%	9.58%	9.19%	8.71%	8.43%
Book value per share	$23.38	$22.64	$21.98	$21.37	$20.67
Common shares outstanding	8,402,482	8,395,483	8,383,772	8,355,378	8,332,479

CALIFORNIA BANCORP AND SUBSIDIARY

INTERIM CONSOLIDATED AVERAGE BALANCE SHEET AND YIELD DATA (UNAUDITED)

(Dollars in Thousands)

	Three months ended December 31,			Three months ended September 30,
	2023			2023
		Yields	Interest		Yields	Interest
	Average	or	Income/	Average	or	Income/
	Balance	Rates	Expense	Balance	Rates	Expense
ASSETS
Interest earning assets:
Loans (1)	$1,571,994	6.19%	$24,523	$1,551,708	6.09%	$23,804
Federal funds sold	177,331	5.34%	2,386	208,725	5.35%	2,814
Investment securities	147,629	4.02%	1,496	150,322	3.90%	1,476

Total interest earning assets	1,896,954	5.94%	28,405	1,910,755	5.83%	28,094

Noninterest-earning assets:
Cash and due from banks	20,310			20,351
All other assets (2)	67,073			62,041

TOTAL	$1,984,337			$1,993,147

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities:
Deposits:
Demand	$28,678	0.29%	21	$28,766	0.33%	24
Money market and savings	638,623	3.02%	4,857	642,909	2.95%	4,775
Time	328,270	5.26%	4,356	332,662	4.96%	4,162
Other	56,715	4.18%	597	54,235	4.06%	555

Total interest-bearing liabilities	1,052,286	3.71%	9,831	1,058,572	3.57%	9,516

Noninterest-bearing liabilities:
Demand deposits	705,054			715,079
Accrued expenses and other liabilities	32,161			30,665
Shareholders’ equity	194,836			188,831

TOTAL	$1,984,337			$1,993,147

Net interest income and margin (3)		3.88%	$18,574		3.86%	$18,578

(1)

Nonperforming loans are included in average loan balances. No adjustment has been made for these loans in the calculation of yields. Interest income on loans includes amortization of net deferred loan costs of $53,000 and $82,000, respectively.

(2)	Other noninterest-earning assets includes the allowance for credit losses of $15.9 million and $15.8 million, respectively.
(3)	Net interest margin is net interest income divided by total interest-earning assets.

CALIFORNIA BANCORP AND SUBSIDIARY

INTERIM CONSOLIDATED AVERAGE BALANCE SHEET AND YIELD DATA (UNAUDITED)

(Dollars in Thousands)

	Three months ended December 31,
	2023			2022
		Yields	Interest		Yields	Interest
	Average	or	Income/	Average	or	Income/
	Balance	Rates	Expense	Balance	Rates	Expense
ASSETS
Interest earning assets:
Loans (1)	$1,571,994	6.19%	$24,523	$1,621,322	5.87%	$23,972
Federal funds sold	177,331	5.34%	2,386	229,209	3.87%	2,236
Investment securities	147,629	4.02%	1,496	156,712	3.22%	1,272

Total interest earning assets	1,896,954	5.94%	28,405	2,007,243	5.43%	27,480

Noninterest-earning assets:
Cash and due from banks	20,310			20,692
All other assets (2)	67,073			60,271

TOTAL	$1,984,337			$2,088,206

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities:
Deposits:
Demand	$28,678	0.29%	21	$39,582	0.06%	$6
Money market and savings	638,623	3.02%	4,857	647,213	1.45%	2,359
Time	328,270	5.26%	4,356	304,784	2.83%	2,171
Other	56,715	4.18%	597	110,650	3.89%	1,084

Total interest-bearing liabilities	1,052,286	3.71%	9,831	1,102,229	2.02%	5,620

Noninterest-bearing liabilities:
Demand deposits	705,054			794,114
Accrued expenses and other liabilities	32,161			22,467
Shareholders’ equity	194,836			169,396

TOTAL	$1,984,337			$2,088,206

Net interest income and margin (3)		3.88%	$18,574		4.32%	$21,860

(1)

Nonperforming loans are included in average loan balances. No adjustment has been made for these loans in the calculation of yields. Interest income on loans includes amortization of net deferred loan (costs) fees of $(53,000) and $1.0 million, respectively.

(2)	Other noninterest-earning assets includes the allowance for credit losses of $15.9 million and $16.5 million, respectively.
(3)	Net interest margin is net interest income divided by total interest-earning assets.

CALIFORNIA BANCORP AND SUBSIDIARY

INTERIM CONSOLIDATED AVERAGE BALANCE SHEET AND YIELD DATA (UNAUDITED)

(Dollars in Thousands)

	Twelve months ended December 31,
	2023			2022
		Yields	Interest		Yields	Interest
	Average	or	Income/	Average	or	Income/
	Balance	Rates	Expense	Balance	Rates	Expense
ASSETS
Interest earning assets:
Loans (1)	$1,570,810	6.00%	$94,275	$1,495,981	4.96%	$74,240
Federal funds sold	178,540	5.15%	9,198	220,084	1.60%	3,519
Investment securities	151,328	3.79%	5,737	155,748	2.90%	4,519

Total interest earning assets	1,900,678	5.75%	109,210	1,871,813	4.40%	82,278

Noninterest-earning assets:
Cash and due from banks	19,500			19,838
All other assets (2)	63,786			61,517

TOTAL	$1,983,964			$1,953,168

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities:
Deposits:
Demand	$30,436	0.21%	64	$40,054	0.08%	31
Money market and savings	629,419	2.63%	16,529	651,429	0.70%	4,544
Time	324,439	4.66%	15,117	205,681	1.57%	3,235
Other	67,984	4.33%	2,945	121,464	2.88%	3,496

Total interest-bearing liabilities	1,052,278	3.29%	34,655	1,018,628	1.11%	11,306

Noninterest-bearing liabilities:
Demand deposits	716,752			752,348
Accrued expenses and other liabilities	28,920			21,256
Shareholders’ equity	186,014			160,936

TOTAL	$1,983,964			$1,953,168

Net interest income and margin (3)		3.92%	$74,555		3.79%	$70,972

(1)

Nonperforming loans are included in average loan balances. No adjustment has been made for these loans in the calculation of yields. Interest income on loans includes amortization of net deferred loan (costs) fees of $(535,000) and $1.5 million, respectively.

(2)	Other noninterest-earning assets includes the allowance for loan losses of $16.0 million and $15.4 million, respectively.
(3)	Net interest margin is net interest income divided by total interest-earning assets.

CALIFORNIA BANCORP AND SUBSIDIARY

INTERIM CONSOLIDATED NON GAAP DATA (UNAUDITED)

(Dollars in Thousands, Except Per Share Data)

REVENUE:	Three months ended			Twelve months ended
	12/31/23	09/30/23	12/31/22	12/31/23	12/31/22
Net interest income	$18,574	$18,578	$21,860	$74,555	$70,972
Non-interest income	1,339	1,294	1,962	4,875	7,374

Total revenue	$19,913	$19,872	$23,822	$79,430	$78,346

NON-INTEREST EXPENSE:	Three months ended			Twelve months ended
	12/31/23	09/30/23	12/31/22	12/31/23	12/31/22
Total non-interest expense	$12,218	$11,851	$11,713	$47,515	$44,665
Total capitalized loan origination costs	824	668	960	2,837	4,119

Total operating expenses, before capitalization of loan origination costs	$13,042	$12,519	$12,673	$50,352	$48,784

TANGIBLE ASSETS:	12/31/23	09/30/23	06/30/23	03/31/23	12/31/22
Total assets	$1,985,905	$1,983,917	$2,005,646	$2,050,774	$2,042,215
Goodwill and core deposit intangibles	7,432	7,442	7,452	7,462	7,472

Tangible assets	$1,978,473	$1,976,475	$1,998,194	$2,043,312	$2,034,743

TANGIBLE EQUITY:	12/31/23	09/30/23	06/30/23	03/31/23	12/31/22
Total shareholders’ equity	$196,461	$190,115	$184,235	$178,561	$172,254
Goodwill and core deposit intangibles	7,432	7,442	7,452	7,462	7,472

Tangible equity	$189,029	$182,673	$176,783	$171,099	$164,782

BOOK VALUE PER SHARE:
Total shareholders’ equity	$196,461	$190,115	$184,235	$178,561	$172,254
Common shares outstanding	8,402,482	8,395,483	8,383,772	8,355,378	8,332,479
Total shareholders’ equity / common shares outstanding	$23.38	$22.64	$21.98	$21.37	$20.67

TANGIBLE BOOK VALUE PER SHARE:
Tangible equity	$189,029	$182,673	$176,783	$171,099	$164,782
Common shares outstanding	8,402,482	8,395,483	8,383,772	8,355,378	8,332,479
Tangible equity / common shares outstanding	$22.50	$21.76	$21.09	$20.48	$19.78